Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

DrugMax, Inc.

Clearwater, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 2, 2003 relating to the consolidated financial statements and schedule, which appear in the Annual Report on Form 10-K of DrugMax, Inc., for the year ended March 31, 2003.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Miami, FL

December 12, 2003